Exhibit 99.1
Investor Meetings 5/2010

Strategic Initiatives Expansion Mergers & Acquisitions Brand Investment People Innovation Meet the Needs of Nut Consumers Throughout the World

People Drive the Business People Key Staff Additions to Drive Growth R & D / Product Innovation Head (ex Kraft, PepsiCo) Food Safety - Microbiologist (NEW - ex Abbott Labs, Lipton) Operations - Continuous Improvement (NEW - PhD ex Marsh McLennan) Sales - VP (ex Hain Celestial, PepsiCo, Kraft) Marketing - VP (NEW - ex Kraft)

Focused Investment on Fisher Brand Investment Utilize 70%+ Fisher name recognition as foundation for targeted sustained growth via value- added snack, baking products

Relevant Brand Message Brand Investment

Proof of Performance Brand Investment

New Products Drive Excitement Brand Investment

New Products Drive Excitement Brand Investment

Idea Platform Idea Concept Development Implementation Launch Identification of guardrails based on consumer insight Development of ideas based on base idea platforms Test concepts through qualitative and quantitative and sensory research Develop product to market ready Program targeted to incent trial of new product or to prompt purchase, increase awareness Innovation is Key

Invest in Fisher Profitably increase our market share in private brands using innovation valued by our customers Substantially increase our footprint in foodservice (one of our highest margin businesses) Provide the best total solution to retailers by increasing our presence in the perimeter (produce, in-store foodservice) Utilize acquisitions / joint ventures / strategic alliances to grow business and expand into new target markets (new/related products, international, alternative channels) JBSS Strategic Plan for Growth Expansion

M&A and Alliances Mergers & Acquisitions JBSS M&A opportunities generally fall into the following groupings: Private Label nut and nut-related Branded nut and nut-related opportunities International (Branded and PL) Opportunities not involving a pure acquisition, particularly outside of the US, may include: Joint Ventures (Europe, China, Rest of Asia, Latin America) Licensing Opportunities (whether licensing in or licensing out Fisher) Co-Branding Fisher

M&A Fueling Growth and Expansion Mergers & Acquisitions JBSS Acquisition of Orchard Valley Harvest Leading supplier of branded and private label nut and dried fruit products in the produce category Rationale: (i) expand JBSS portfolio and market presence into the store perimeter (ii) platform to build a truly national produce nut program, and (iii) broaden JBSS' product breadth and production capabilities

OVH Financial Benefit to JBSS Mergers & Acquisitions JBSS' acquisition of Orchard Valley Harvest, based on its financial results for its 2008 and 2009 calendar years*, would have lead to the following for those periods: Increase JBSS' net sales by approximately $50 to $60 million Increase JBSS' EPS by approximately $.30 to $.40 earnings per share* * OVH financial results referenced herein are from unaudited financial statements which have not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). The earnings per share amounts set forth herein may differ from the amounts included in pro forma financial statements when computed in accordance with GAAP, which will be filed on Form 8-K at a later date.

JBSS Financials

($ Millions) JBSS Stockholders Equity FYE 1991- 2009 & Q3 2010

JBSS Net Sales FYs 1991- 2009 & L4Q Ended Q3 2010 ($ Millions) Note: FY 1997 reflects stub year Item Rationalization, De-emphasized Commodity Sales, Lower Prices Low Carb Diet Run Up

* EBITDA is a non-GAAP measure commonly used by analysts and investors. We believe that it is important in evaluating financial performance and market valuation. A reconciliation of Net Income (Loss) to EBITDA appears on the next slide. JBSS Financial Performance 2000- 2010

(In $,000's) FY2000 FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 L4Q Q3 2010 NET SALES 326,619 342,357 352,799 419,677 520,811 581,729 579,564 540,858 541,771 553,846 547,554 NET INCOME (LOSS) 6,757 7,595 7,691 15,027 22,630 14,499 (16,721) (13,577) (5,957) 6,917 15,637 INTEREST EXPENSE (8,036) (8,365) (5,757) (4,681) (3,434) (3,998) (6,516) (9,347) (10,502) (7,646) (5,779) INCOME TAX EXPENSE (BENEFIT) 4,505 5,063 5,044 9,607 14,468 9,269 (8,689) (7,520) (897) (259) 6,276 DEPRECIATION & AMORTIZATION 8,171 9,974 10,428 11,248 11,190 10,501 10,000 13,584 15,742 15,922 15,902 EBITDA 27,469 30,997 28,920 40,563 51,722 38,267 (8,894) 1,834 19,390 30,226 43,594 * EBITDA is a non-GAAP measure commonly used by analysts and investors. We believe that it is important in evaluating financial performance and market valuation. Reconciliation of Net Income (Loss) to EBITDA*

Pounds Sold Pctge. Change FY'04-LTMFY'10

($ Millions) JBSS Total Outstanding Debt FYE 1991- 2009 & Q3 2010 Elgin consolidation Improved operating performance

JBSS Total Outstanding Debt As % of Net Sales FYs 1991 - 2009 & L4Q Ended Q3 2010 Note: FY 1997 reflects stub year

JBSS Closing Price vs. S&P 500 Closing Price FY2010 Thru 05/07/10

Thank You